UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2010

HOMELAND RESOURCES LTD.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-147501 (Commission File Number)	26-0841675 (IRS Employer Identification No.)

6801 Los Trechos NE, Albuquerque New Mexico     87109
(Address of principal executive offices)                    (Zip Code)

(505) 264-0600
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01      Changes in Registrant’s Certifying Accountant

On November 1, 2010, the registrant dismissed Seale and Beers, CPAs, LLC ("S&B") as its independent registered public accounting firm.  The board of directors of the registrant approved this action.

The reports of S&B on the registrant’s consolidated financial statements for the two most recent fiscal years ended July 31, 2010 and 2009, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the audit reports for both years contained an explanatory paragraph regarding the registrant’s ability to continue as a going concern.

During the fiscal years ended July 31, 2010 and 2009 and the period through November 1, 2010, there were no disagreements with S&B on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of S&B, would have caused S&B to make reference thereto in its report on the registrant’s financial statements for such years.  Further, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K occurring within the registrant’s two most recent fiscal years and the period through November 1, 2010.

The registrant has provided S&B with a copy of this Form 8-K and requested S&B to furnish it a letter addressed to the Commission stating whether it agrees with the above statements.  A copy of that letter, dated November 1, 2010, is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01                      Financial Statements and Exhibits

Regulation S-K Number	Document
16.1	Letter from Seale and Beers, CPAs, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMELAND RESOURCES LTD.
November 1, 2010	By: /s/ Armando Garcia Armando Garcia, President